As filed with the Securities and Exchange Commission on March 27, 2020

Registration No. 333-166600

______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MICRON SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation of organization)	72-0925679 (I.R.S. Employer Identification No.)
25 Sawyer Passway, Fitchburg, MA 01420

(Address of Principal Executive Offices)

ARRHYTHMIA RESEARCH TECHNOLOGY, INC. 2010 EQUITY INCENTIVE PLAN

(Full title of the plan)

William J. Laursen

President

Micron Solutions, Inc.

25 Sawyer Passway, Fitchburg, MA 01420

(Name and address of agent for service)

(978 345-5000)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer□Accelerated Filer □

Non-accelerated filer■Smaller reporting company  ■

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised □

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (Registration No. 333-166600) which was filed on May 6, 2010 (the “Registration Statement”) to register 500,000 shares of the common stock of Micron Solutions, Inc. (the “Company”) issuable under the Arrhythmia Research Technology, Inc. 2010 Equity Incentive Plan.  The Registration Statement is hereby amended to remove from registration the securities registered but unsold under the Registration Statement.

On March 26, 2020, the Company filed a  Form 25 to delist the Company’s shares of common stock on the NYSE American. The Company intends to file Form 15 to terminate registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its duty to file reports under Section 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Fitchburg, Commonwealth of Massachusetts on March  27, 2020.

   MICRON SOLUTIONS, INC.

    By:       /s/ William J. Laursen          _

             William J. Laursen
President